Exhibit H(5)

FORM OF

AMENDMENT

DATED NOVEMBER 23, 2015 TO

AMENDED AND RESTATED

ADMINISTRATIVE AND SHAREHOLDER SERVICES AGREEMENT

for MassMutual Select Funds

WHEREAS, MassMutual Select Funds (the “Trust”) on behalf of each of its series listed on Exhibit B thereto (each a “Fund”) and MML Investment Advisers, LLC (the “Manager”) have entered into an Amended and Restated Administrative and Shareholder Services Agreement dated as of April 1, 2014 (the “Agreement”).

WHEREAS, the Trust, on behalf of each Fund, and the Manager wish to amend the Agreement as follows:

Pursuant to Article V, Section C, the following hereby replaces, in its entirety, Exhibit B:

EXHIBIT B

COMPENSATION

	Class I	Class R5	Service Class	Administrative Class	Class A	Class R4	Class R3
Total Return Bond Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Strategic Bond Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
BlackRock Global Allocation Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Diversified Value Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Fundamental Value Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Large Cap Value Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
S&P 500® Index Fund	None	0.10%	0.20%	0.20%	0.20%	0.25%	0.25%
Focused Value Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Fundamental Growth Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Blue Chip Growth Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Growth Opportunities Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Mid-Cap Value Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Small Cap Value Equity Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Small Company Value Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
S&P® Mid Cap Index Fund	None	0.10%	0.20%	0.20%	0.20%	0.25%	0.25%
Russell 2000® Small Cap Index Fund	None	0.10%	0.20%	0.20%	0.20%	0.25%	0.25%
Mid Cap Growth Equity II Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Small Cap Growth Equity Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
Diversified International Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
MSCI EAFE® International Index Fund	None	0.10%	0.20%	0.20%	0.20%	0.25%	0.25%
Overseas Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM Conservative Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM Moderate Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM Moderate Growth Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM Growth Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM In Retirement Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM 2010 Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM 2015 Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM 2020 Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM 2025 Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%

RetireSMARTSM 2030 Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM 2035 Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM 2040 Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM 2045 Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM 2050 Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM 2055 Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%
RetireSMARTSM 2060 Fund	None	0.10%	0.15%	0.15%	0.15%	0.20%	0.20%

IN WITNESS WHEREOF, the parties hereto have caused this Administrative and Shareholder Services Agreement to be executed as of the day and year first above written.

MASSMUTUAL SELECT FUNDS
on behalf of its series identified on Exhibit B hereto, as the same may from time to time be amended

By:
Nicholas Palmerino
CFO and Treasurer

MML INVESTMENT ADVISERS, LLC

By:
Brian Haendiges
Vice President